RIVER FINANCIAL CORPORATION

2025 INCENTIVE STOCK COMPENSATION PLAN

This 2025 Incentive Stock Compensation Plan is adopted as of the 15th day of January, 2025, by River Financial Corporation, an Alabama corporation.

ARTICLE I

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

Section 1.01 Purpose. The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to eligible persons who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company, to encourage such persons to acquire a proprietary interest in the Company, and to render superior performance for the Company

Section 1.02 Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan the following terms have the respective meanings set forth below:

(a) “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, River Financial Corporation.

(b) “Award” means the grant of Options, SARs, Restricted Stock or RSUs.

(c) “Award Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Award pursuant to the Plan.

(d) “Board of Directors” means the Board of Directors of River Financial Corporation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board of Directors (or any successor committee thereto), which committee shall be composed of not less than two members of the Board of Directors, or in the absence of such Committee, the full Board of Directors.

(g) “Common Stock” means the common stock of River Financial Corporation, par value $1.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 4.01.

(h) “Company” means River Financial Corporation, an Alabama corporation, and its majority owned subsidiaries including subsidiaries which become such after the date of adoption of the Plan.

(i) “Disability,” as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is disabled as defined by any applicable policy of the Company or standard determined by the Committee, and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

(j) “Fair Market Value” of a share of Common Stock on any particular date means the average between the bid and ask prices quoted on such date by the National Daily Quotation Service, or on the National Association of Securities Dealers Automated Quotation System (the “NASDAQ”), or a registered securities exchange, if listed thereon. In the event that both bid and ask prices are not so quoted, then the Fair Market Value shall be the bid price determined by the National Association of Securities Dealers, Inc. (the “NASD”) local quotations committee as most recently published in a daily newspaper of general circulation in Autauga County, Alabama. In the event that no such bid price is published, then Fair Market Value shall be the fair market value as determined by the Board of Directors in good faith by the reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations and guidance thereunder.

(k) “Grant Date,” as used with respect to a particular Award means the date as of which such Award is granted by the Committee pursuant to the Plan.

(l) “Grantee” means the person to whom an Award is granted by the Committee pursuant to the Plan.

(m) “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422(b) of the Code.

(n) “Non-Qualified Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

(o) “Option” means an option granted by the Committee pursuant to Sections 2.01, 2.02 or 2.03 of the Plan to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Non-Qualified Stock Option, as provided in Section 2.01.

(p) “Option Period” means the period fixed by the Committee during which an Option may be exercised, provided that no Option shall, under any circumstances, be exercisable more than ten years after the Grant Date.

(q) “Plan” means the River Financial Corporation 2025 Incentive Stock Compensation Plan as set forth herein and as amended from time to time.

(r) “Restricted Stock” means shares of Common Stock, subject to certain restrictions, granted pursuant to Section 2.04(b) of the Plan.

(s) “Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions granted pursuant to Section 2.04(c) of the Plan.

(t) “Retirement,” as applied to a Grantee, means the Grantee’s termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under any retirement plan hereafter adopted by the Company, or which in the absence of any such retirement plan, is determined by the Committee to constitute retirement.

(u) “SAR” means a stock appreciation right granted pursuant to Section 2.04(a) of the Plan.

(v) “Section 409” means Section 409A of the Code, and the regulations and guidance thereunder.

Section 1.03 Shares Available Under the Plan.

(a) The number of shares of Common Stock with respect to which Awards may be granted shall be 500,000 shares of Common Stock, subject to adjustment in accordance with the remaining provisions of this Section and the provisions of Section 4.01. The maximum number of shares of Common Stock that may be issued upon the exercise of Options intended to qualify as Incentive Stock Options under Section 422 of the Code shall be 500,000 shares. The maximum number of shares with respect to which an Award, including Options and SARs, may be granted to a single Grantee during any Company fiscal year may not exceed 40,000.

(b) Any shares of Common Stock subject to an Award that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. If an Award, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award shall have no impact on the number of shares available for grant under the Plan.

(c) Any shares of Common Stock to be delivered by the Company pursuant to any Award may, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock, from any available treasury stock or from shares which have been made available under Section 1.03(b).

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Section 1.04 Administration of the Plan.

(a) Except as provided in Section 1.04(c), the Plan shall be administered by the Committee which shall have the authority to:

(i)

Determine those persons to whom, and the times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each such Award, taking into consideration (A) the nature of the services rendered by the particular person; (B) the person’s potential contribution to the long term success of the Company; and (C) such other factors as the Committee in its discretion shall deem relevant;

(ii)	Interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(iii)	Prescribe the terms and conditions of the Award Agreements for the grant of Awards (which need not be identical) in accordance and consistent with the requirements of the Plan;

(iv)	Amend the terms of outstanding Awards, including allowing adjustments to the duration of the Option Period, vesting requirements or other requirements related to such Awards;

(v)	Determine, and certify, the satisfaction by a Grantee of any performance goals applicable to an Award; and

(vi)	Make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b) All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Award shall (whether or not so stated in the particular instance in the Plan) be final, conclusive, and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company, and any persons having any interest in any Awards which may be granted under the Plan.

(c) In all cases in which the Committee is authorized or directed pursuant to the Plan to take action, such action may be taken by the Board of Directors as a whole. It is the intention of the Plan that the Committee may be appointed by the Board of Directors for convenience and efficiency of administration and to satisfy any applicable provision of law.

Section 1.05 Eligibility for Awards. The Committee shall designate, from time to time, the employees of the Company who are to be granted Awards. All salaried employees of the Company are eligible to participate.

Section 1.06 Effective Date of Plan. Subject to the receipt of all required regulatory approvals, the Plan shall become effective upon its adoption by the Board of Directors, provided that any grant of Incentive Stock Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors.

ARTICLE II

AWARDS

Section 2.01 Grant of Options.

(a) The Committee may, from time to time and subject to the provisions of the Plan, grant Options to employees under appropriate Award Agreements to purchase shares of Common Stock.

(b) The Committee may designate any Option which satisfies the requirements of Section 422 of the Code and Section 2.03 of the Plan as an Incentive Stock Option and may designate any other Option granted hereunder as a Non-Qualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.03) and the remaining portion as a Non-Qualified Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Non-Qualified Stock Option. A Non-Qualified Stock Option must satisfy the requirements of Section 2.02 of the Plan, but shall not be subject to the requirements of Section 2.03.

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Section 2.02 Option Requirements.

(a) An Option shall be evidenced by an Award Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions not inconsistent with the Plan and based on such factors as the Committee shall determine, in its sole discretion, to be applicable to that particular Option.

(b) An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and stated in the Award Agreement.

(c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(d) The Committee may specify in the Award Agreement the basis for the expiration or termination of the Option prior to the expiration of the Option Period.

(e) The Option price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

(f) Unless otherwise provided in an Award Agreement, an Option shall not be transferable other than by testamentary disposition or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee, or in the event of the Grantee’s Disability and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

(g) A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require, accompanied by payment in cash or in such other manner as may be approved by the Committee in an amount equal to the full purchase price of the shares of Common Stock for which the election is made. If permitted by the Committee, in its sole discretion, whether before or after the Grant Date, payment in full or in part may be made in the form of unrestricted Common Stock already owned by the Grantee or, except in the case of Incentive Stock Options, in the form of a withholding of sufficient shares of Common Stock otherwise issuable upon the exercise of the Option to constitute payment of the purchase price based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised; provided that an election to make such payment in Common Stock or to have shares so withheld, in addition to being subject to the approval of the Committee, shall be irrevocable.

Section 2.03 Incentive Stock Option Requirements.

(a) Notwithstanding anything in the Plan or Award Agreement to the contrary, the following additional provisions in this Section 2.03 shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options.

(b) Any Award Agreement reflecting the grant of an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code and applicable regulations.

(c) All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board.

(d) No Incentive Stock Options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, unless the Committee provides in the Award Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five (5) years from the Grant Date.

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(e) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options for federal income tax purposes.

(f) Notwithstanding anything in this Plan or the applicable Award Agreement to the contrary, the Company shall have no liability to the Grantee or any other person if an Option designated as an incentive stock option fails to qualify as such at any time.

(g) To the extent any Option does not qualify as an “inclusive stock option,” it shall not affect the validity of the grant and the grant shall constitute a separate non-qualified stock option.

Section 2.04 Other Awards.

(a) SARs. The Company may grant stock appreciation rights subject to the provisions of this Plan and the applicable Award Agreement. A SAR shall constitute the right of the Grantee to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Common Stock from the Grant Date of such right to the date of payment. Upon exercise of the SAR, the Company shall pay such amount in cash or shares of Common Stock of equivalent value or in some combination thereof (as determined by the Committee) as soon as practicable after the date on which such election is made in accordance with the Award Agreement evidencing the SAR. Compensation payable under the SAR shall not in any case be greater than the excess of the Fair Market Value of the Common Stock on the date the SAR is exercised over an amount specified on the Grant Date of the SAR (the SAR exercise price), with respect to a number of shares fixed on or before the Grant Date of the right. The SAR exercise price shall never be less than the Fair Market Value of the underlying Common Stock on the Grant Date of the SAR; and the SAR shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(b) Restricted Stock. The Company may grant shares of restricted Common Stock (“Restricted Stock”) under the Plan, subject to the provisions of this Plan and the applicable Award Agreement. Restricted Stock shall be subject to such vesting, forfeiture provisions and such other restrictive terms and conditions as may be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement and shall not be transferable until all such restrictions and conditions (other than securities law restrictions) have been satisfied. Restricted Stock shall be issued and delivered at the time of grant or at such other time as is determined by the Committee. Certificates evidencing shares of Restricted Stock shall bear a restrictive legend referencing the risk of forfeiture and the non-transferability of such shares. The Committee may, in its sole discretion, require the automatic deferral of dividends or reinvestment of dividends for the purchase of additional shares of Restricted Stock. During the period of restriction as set forth in the Award Agreement, the Participant owning shares of Restricted Stock may exercise full voting rights with respect to such shares.

(c) Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or settlement date for such RSU, one share of Common Stock. Restricted Stock Units shall be subject to such vesting, forfeiture provisions and such other restrictive terms and conditions as may be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement, including the right of the Grantee to dividend equivalents. RSUs shall not be transferable and a Grantee receiving RSUs shall have no rights as a shareholder with respect to the shares of Common Stock underlying such RSUs until such time as shares of Common Stock are issued to the Grantee.

(d) Performance Goals. In the case of Awards of Restricted Stock or RSUs that are intended to satisfy Code Section 162(m) and that are granted to participants who are “covered employees” under Code Section 162(m)(3), the applicable pre-established, objective performance goals are limited to one or more of the following: (i) interest income or interest income growth; (ii) net interest income or net interest income growth; (iii) net interest margin or net interest margin improvements; (iv) non-interest income or non-interest income growth; (v) reductions in non-interest expenses or improvement in the Company’s efficiency ratio; (vi) reductions in non-accrual loans or other problem assets; (vii) earnings before income taxes; (viii) net income; (ix) per share earnings; (x) increases in core

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deposits, either in absolute dollars or as a percentage of total deposits, or both; (xi) return on average equity; (xii) total stockholder return; (xiii) share price performance; (xiv) return on average assets or on various categories of assets; (xv) comparisons of selected Company performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, as applicable; (xvi) individualized business or performance objectives established for the Grantee, or (xvii) any combination of the foregoing. The goals will state, in an objective formula or standards, the method for computing the amount of compensation payable if the goals are attained. The objective formula or standard will preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goals. Such goals shall be pre-established by the Committee not later than ninety (90) days after the commencement of the performance period, provided the outcome is substantially uncertain at the time the goals are established and provided that the goals are established before 25 percent of the performance period has elapsed.

ARTICLE III

CHANGE OF CONTROL PROVISIONS

Section 3.01 Change of Control. The following provisions shall apply in the event of a “Change of Control,” as defined in this Article III:

(a) In the event of a “Change of Control,” as defined in Section 3.01(b) below, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agency or as otherwise determined by the Committee in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control:

(i)	any Awards awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

(ii)

at the discretion of the Committee, the value of all outstanding Awards shall, to the extent determined by the Committee, be cashed out on the basis of the “Change of Control Price” (as defined in Section 3.01(d) below) as of the date the Change of Control occurs or such other date as the Committee may determine prior to the Change of Control in accordance with Section 409A, if applicable.

(b) For purposes of this Article III, a “Change of Control” means the happening of any of the following:

(i)

when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the River Financial Corporation, any of its subsidiaries, or any Company employee benefit plan, including its trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)

the occurrence of any transaction or event relating to River Financial Corporation required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

(iii)

when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period;

(iv)	the sale, transfer or other disposition of all or substantially all of the assets of the Company to any person other than an Affiliate of River Financial Corporation; or

(v)

the occurrence of a transaction requiring stockholder approval for the acquisition of River Financial Corporation by an entity other than River Financial Corporation or any of its subsidiaries through purchase of assets, or by merger, or otherwise.

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(c) Notwithstanding anything herein to the contrary, if an Award granted under this Plan is determined to be “deferred compensation” subject to Section 409A, and the payout of such Award is triggered by a Change of Control, no payout will be made on account of the Change of Control unless the event also constitute a “change in control event” within the meaning of Section 409A.

(d) For purposes of this Article III, “Change of Control Price” shall equal the amount determined by whichever of the following items is applicable:

(i)	the per share price to be paid to shareholders of River Financial Corporation in any such merger, consolidation or other reorganization;

(ii)	the price per share offered to shareholders of River Financial Corporation in any tender offer or exchange offer whereby a Change of Control takes place;

(iii)

in all other events, the Fair Market Value per share of Common Stock into which Options or SARs being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such Awards; or

(iv)

in the event that the consideration offered to shareholders of River Financial Corporation in any transaction described in this Article III consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01 Adjustment Provisions.

(a) In the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, share exchange, or other reorganization of or involving the Company or a sale by the Company of all or substantially all of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation (whether issued to the Company or to its shareholders); the number of shares of Common Stock available under the Plan pursuant to Section 1.03 shall be adjusted appropriately to reflect the occurrence of the event specified in clauses (i), (ii) or (iii) above and the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Award. Any such adjustments made by the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, the shareholders, and directors of the Company and any persons having any interest in any Awards which may be granted under the Plan.

(b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Awards.

Section 4.02 Termination of Employment; Acceleration of Vesting. Unless otherwise provided in an Award Agreement, the following conditions shall apply to Awards.

(a) Options. Upon termination of employment for any reason other than death, Disability or a Change in Control, any Option held by the Grantee shall expire on the earlier of (i) the last day of the term of the Option, or (ii) the date that is three months after the date of termination of such employment. Upon termination of employment by reason of death or Disability, the Option held by such Grantee shall expire on the earlier of (w) the last day of the term of the Option or (x) the date which is one year after the date of termination of such employment. Upon a Grantee’s termination of employment following a Change of Control and to the extent the Option remains outstanding following the Change of Control, the Option shall expire on its original expiration date. An installment of a Grantee’s Option shall not become exercisable on the otherwise applicable vesting date of such Option if the Grantee’s date of termination occurs on or before such vesting date. Notwithstanding the foregoing sentence, an

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Option shall become fully and immediately exercisable upon (y) the termination of employment due to death or Disability of the Grantee or (z) or the occurrence of a Change of Control.

(b) SARs. Upon termination of employment for any reason other than death, Disability or a Change in Control, a SAR held by the Grantee shall expire on the earlier of (i) the last day of the term of the SAR or (ii) the date which is three months after the date of termination of such employment. Upon termination of employment by reason of death or Disability, the SAR held by such Grantee shall expire on the earlier of (w) the last day of the term of the SAR or (x) the date which is one year after the date of termination of such employment. Upon a Grantee’s termination of employment following a Change of Control and to the extent the SAR remains outstanding following the Change of Control, the SAR shall expire on its original expiration date. An installment of a SAR shall not become exercisable on the otherwise applicable vesting date if the Grantee’s date of termination occurs before such vesting date. Notwithstanding the foregoing sentence, a SAR shall become fully and immediately exercisable upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control.

(c) Restricted Stock. If the Grantee’s date of termination of employment does not occur during the restricted period set forth in the Award Agreement (the “restricted period”), then, at the end of the restricted period, the Grantee shall become vested in the shares of Restricted Stock and shall own the shares free of all restrictions otherwise imposed. The Grantee shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by the Award Agreement, prior to the end of the restricted period upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control. Except as otherwise provided in this subsection 4.02(c), if the Grantee’s date of termination of employment occurs prior to the end of the restricted period, the Grantee shall forfeit the Restricted Stock as of the Grantee’s date of termination.

(d) Restricted Stock Units. If the Grantee’s date of termination of employment does not occur during the vesting period set forth in the Award Agreement (the “vesting period”), then the Grantee shall be vested in the RSUs and the Company shall issue any shares of Common Stock due in connection with such RSUs. The Grantee shall become vested in the RSUs, and become owner of the shares free of all restrictions otherwise imposed by the Award Agreement, prior to the end of the vesting period upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control. Except as otherwise provided in this subsection 4.02(d), if the Grantee’s date of termination of employment occurs prior to the end of the vesting period, the Grantee shall forfeit any unvested RSUs as of the Grantee’s date of termination.

(e) Forfeiture by Reason of Misconduct. Notwithstanding any other provision hereof to the contrary, if the Committee determines that a Grantee has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of any rules of the Company which results in loss, damage or injury to the Company, neither the Grantee nor his representative or estate shall be entitled to exercise any Award or receive payment for an Award. In making such determination, the Committee may give the Grantee an opportunity to appear before the Committee and present evidence on the Grantee’s behalf.

Section 4.03 Section 409A. The Plan is intended to comply with, or otherwise be exempt from Section 409A. Accordingly, all provisions of the Plan shall be construed and interpreted to either be exempt from or comply with Section 409A. No payments provided for under the Plan that are subject to Section 409A may be accelerated unless such acceleration is permitted by Section 409A, nor shall a Grantee, directly or indirectly, designate the calendar year of payment for such an Award. No payments or benefits to be made to a Grantee under the Plan upon a termination of employment that are subject to Section 409A shall be made unless such termination of employment constitutes a “separation from service” as defined by Section 409A.

Notwithstanding any provision of this Plan to the contrary, if a Grantee is a “specified employee” at the time of separation from service, no payment or benefits to which he or she becomes entitled under this Plan as a result of his or her termination of employment that are subject to Section 409A shall be made or paid to him or her prior to the earlier of (i) the first day of the seventh month following the date of his or her separation from service due to such termination of employment or (ii) the date of his or her death, to the extent that such a delay in payment or benefits is required in order to avoid a prohibited distribution under Section 409A. Upon the expiration of such delay

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under Section 409A, the first payment to the Grantee will include all payments deferred under this Section 4.03 by reason of her or her status as a “specified employee.”

Payment of an Award may be deferred at the option of the Grantee if permitted in the Award Agreement; provided, however, that any such deferral arrangements must also comply with Section 409A.

Section 4.04 No Rights as Shareholder or to Employment. No Grantee shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Award until such shares have been issued and delivered to the Grantee, unless provided otherwise in the Award Agreement. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation, any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.

Section 4.05 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Grantee shall agree, as a condition of receiving any Award, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 4.06 Rights Unaffected.

(a) The existence of the Options shall not affect:

(i)	the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business;

(ii)	any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof;

(iii)	the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or

(iv)	any other corporate act, whether of a similar character or otherwise.

(b) As a condition of grant, exercise, or lapse of restrictions on any Award the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld (including, without limitation, any required FICA payments), in connection with the grant of or lapse of restrictions on the grant of or any exercise of an Award. Whenever payment or withholding of such taxes is required, the Grantee may satisfy the obligation, in whole or in part, by electing to deliver to the Company shares of Common Stock already owned by the Grantee or electing to have the Company withhold shares of Common Stock which would otherwise be delivered to the Grantee, in each case having a value equal to the minimum statutory amount required to be withheld. For these purposes, the value of the shares to be delivered or withheld is the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the “tax date”).

(c) An election by a Grantee to deliver shares of Common Stock already owned by the Grantee or to have shares withheld (an “election”) must meet the following requirements in order to be effective:

(i)	the election must be made prior to the tax date;

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(ii)	the election is irrevocable; and

(iii)	the election may be disapproved by the Committee in its sole discretion.

Section 4.07 Choice of Law. Subject to any requirements of the Code, the validity, interpretation, and administration of the Plan, the Award Agreement, and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 4.08 Amendment, Suspension, and Termination of Plan.

(a) The Plan may be terminated, suspended, or amended, from time to time, by the Board of Directors in such respects as it shall deem advisable; provided, however, that (i) any such amendment that would require shareholder approval in order to ensure compliance with any applicable rules or regulations, and (ii) any amendment that would change the maximum aggregate number of shares for which Awards may be granted under the Plan (except as required under any adjustments pursuant to Sections 1.03 and 4.01 of the Plan), shall be subject to approval of the shareholders of the Company.

(b) Notwithstanding any other provision herein contained, no Incentive Stock Options shall be granted on or after the tenth anniversary of the approval of the Plan by the Board of Directors. The Plan will remain in effect until all Options granted under the Plan have been exercised, forfeited, assumed, substituted, satisfied or expired. The Plan shall terminate and all Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.

(c) Whether before or after termination of the Plan, the Board of Directors has full authority in accordance with Section 4.08(a) to amend the Plan, effective for Awards which remain outstanding under the Plan.

Section 4.09 Loans. The Company may at any time, consistent with applicable regulations, including Regulation O and any Company policy restricting or prohibiting loans to executive officers, lend to a Grantee any funds required in connection with any aspect of the Plan, including without limitation the exercise price and any taxes that must be paid or withheld.

Section 4.10 Regulatory Capital Requirements. All Awards granted under this Plan are subject to the requirement that, notwithstanding any other provision of the Plan or the Award Agreement, the Company’s primary bank regulator shall at any time have the right to require the Grantee to exercise the Award or to forfeit the Award if not exercised or vested if the Company’s capital falls below minimum capital required as determined by the Company’s primary bank regulator.

Section 4.11 Disclosures. A copy of this Plan shall be given to any Grantee. Any security issued pursuant to this Plan that is not registered under the Securities Act of 1933 or the Alabama Securities Act shall be deemed restricted within the meaning of Securities and Exchange Commission Rule 144, and certificates respecting such shares shall be marked with an appropriate legend indicating applicable restrictions on resale.

Section 4.12 Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or an Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

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